As filed with the Securities and Exchange Commission on September 25, 2012

Registration No. 333-183946

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMET, INC.

(Exact name of registrant as specified in its charter)

(see table of additional registrants)

Indiana	3842	35-1418342
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

56 East Bell Drive

Warsaw, Indiana 46582

(574) 267-6639

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jody S. Gale

Vice President and Associate General Counsel – M&A, Securities & Governance

Biomet, Inc.

56 East Bell Drive

Warsaw, Indiana 46582

(574) 267-6639

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices
Biolectron, Inc.	Delaware	3842	13-2914413	3200 Las Vegas Blvd. Las Vegas, NV 89109 (574) 267-6639

Biomet 3i, LLC	Florida	3842	59-2816882	4555 Riverside Drive Palm Beach Gardens, FL 33410 (574) 267-6639

Biomet Biologics, LLC	Indiana	3842	03-04079652	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639

Biomet Europe Ltd.	Delaware	3842	35-1603620	Toermalijnring 600 3316 LC Dordrecht The Netherlands (574) 267-6639

Biomet Fair Lawn LLC	Indiana	3842	31-1651311	20-01 Pollitt Drive Fairlawn, NJ 07410 (574) 267-6639

Biomet International Ltd.	Delaware	3842	35-2046422	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639

Biomet Leasing, Inc.	Indiana	3842	35-2076217	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639

Biomet Manufacturing Corporation	Indiana	3842	35-2074039	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639

Biomet Microfixation, LLC	Florida	3842	59-1692523	1520 Tradeport Drive Jacksonville, FL 32218-2482 (574) 267-6639

Biomet Orthopedics, LLC	Indiana	3842	35-2074037	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639

Biomet Sports Medicine, LLC	Indiana	3842	35-1803072	56 E. Bell Drive Warsaw, IN 46852 (574) 267-6639

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices
Biomet Trauma, LLC	Indiana	3842	27-3309062	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639

Biomet U.S. Reconstruction, LLC	Indiana	3842	45-5118007	56 E. Bell Drive Warsaw, IN 46582 (574) 267-6639

Cross Medical Products, LLC	Delaware	3842	31-0992628	181 Technology Drive Irvine, CA 92618 (574) 267-6639

EBI Holdings, LLC	Delaware	3842	22-2407246	100 Interpace Parkway Parsippany, NJ 07054 (574) 267-6639

EBI, LLC	Indiana	3842	31-1651314	100 Interpace Parkway Parsippany, NJ 07054 (574) 267-6639

EBI Medical Systems, LLC	Delaware	3842	22-2406619	100 Interpace Parkway Parsippany, NJ 07054 (574) 267-6639

Electro-Biology, LLC	Delaware	3842	22-2278360	100 Interpace Parkway Parsippany, NJ 07054 (574) 267-6639

Biomet Florida Services, LLC	Florida	3842	20-0388276	4555 Riverside Drive Palm Beach Gardens, FL 33410 (574) 267-6639

Implant Innovations Holdings, LLC	Indiana	3842	35-2088040	56 E. Bell Drive Warsaw, IN 46852 (574) 267-6639

Interpore Cross International, LLC	California	3842	33-0818017	181 Technology Drive, Irvine, CA 92618 (574) 267-6639

Interpore Spine Ltd.	Delaware	3842	95-3043318	181 Technology Drive, Irvine, CA 92618 (574) 267-6639

Kirschner Medical Corporation	Delaware	3842	52-1319702	100 Interpace Parkway Parsippany, NJ 07054 (574) 267-6639

Explanatory Note

Biomet, Inc. (“Biomet”) is filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-183946) (the “Registration Statement”) as an exhibit-only filing to file Exhibits 5.5, 5.6, 23.6, 23.7 with respect to the Additional Subsidiary Guarantors and to amend and restate the list of exhibits set forth in Item 16 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The registration rights agreements relating to the securities of the registrants being registered hereby provide that Biomet, Inc. will bear all expenses in connection with the performance of its obligations relating to the market-making activities of Goldman, Sachs & Co. and its affiliates. These estimated expenses are as follows:

Printing expenses	$85,000
Legal fees	400,000
Accounting fees	190,000
Miscellaneous	20,000

Total	$695,000

Item 14.	Indemnification of Directors and Officers.

California Registrant: Interpore Cross International, LLC is a limited liability company organized under the laws of California.

Interpore Cross International, LLC (“Interpore Cross”) is organized under the laws of the State of California. Section 17155 of the California Beverly-Killea Limited Liability Company Act provides that, except for a breach of a manager’s fiduciary duties of loyalty and care owed to the limited liability company and to its members, the articles of organization or written operating agreement of a California limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity.

The Limited Liability Agreement of Interpore Cross (the “Interpore Cross LLC Agreement”) provides that to the fullest extent permitted by law, Interpore Cross shall indemnify and hold harmless each of Interpore Spine, Ltd., as the sole member of Interpore Cross, the managers, and any other officers, directors, shareholders, partners, employees, affiliates, representatives, or agents of any of the foregoing, or any officer, employee, representative, or agent of Interpore Cross (each, a “Covered Person”) from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative (“Claims”), in which each Covered Person may be involved, threatened to be involved, as a party or otherwise, by reason of its management of the affairs of Interpore Cross or which relates to or arises out of Interpore Cross or its property, business, or affairs. Pursuant to the Interpore Cross LLC Agreement, a Covered Person shall not be entitled to indemnification with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith, or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Board. Expenses incurred by a Covered Person in defending any Claim shall be paid by Interpore Cross in advance of the final disposition of such Claim upon receipt by Interpore Cross of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by Interpore Cross.

The Interpore Cross LLC Agreement also provides that, notwithstanding any other provisions of the Interpore Cross LLC Agreement, whether express or implied, or any obligation or duty at law or in equity, none of the Covered Persons shall be liable to Interpore Cross or any other person for any act or omission (in relation to Interpore Cross, its property, or the conduct of its business or affairs, the Interpore Cross LLC Agreement, any related document, or any transaction or investment contemplated thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of Interpore Cross and is within the scope of authority granted to such Covered Person by the Interpore Cross LLC Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

Delaware Registrants:

(a) Biolectron, Inc., Biomet Europe Ltd., Biomet International Ltd., Interpore Spine Ltd. and Kirschner Medical Corporation are each incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The certificate of incorporation and/or bylaws of the Delaware corporate registrants indemnify, to the fullest extent permitted by law, every director and officer made a party to a proceeding by reason of their position as a director or officer against all liability incurred by such individual in connection with the proceeding, except where the individual failed to meet the standard of conduct for indemnification specified by law. Such indemnification also extends to the payment for reasonable expenses incurred by the director or officer in connection with any proceeding in advance of final disposition thereof, but the bylaws of Interpore Spine, Ltd. and Kirschner Medical Corporation provide that such advancement of expenses is upon receipt of an undertaking by such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. Furthermore, a director or officer who is wholly successful, on the merits or otherwise, in the defense of any such proceeding is entitled to indemnification as a matter of right against reasonable expenses incurred by such individual in connection with such proceeding. The indemnification and advancement of expenses provided for by the certificate of incorporation and/or bylaws of the Delaware corporate registrants is not exclusive of any other rights, by contract or otherwise, relating to indemnification or advance of expenses that such individuals may have against the Delaware corporate registrants.

Neither the certificate of incorporation nor the bylaws of Biomet Europe Ltd. provide for indemnification of directors or officers.

The certificates of incorporation of Biolectron, Inc., Interpore Spine, Ltd. and Kirschner Medical Corp. eliminate their directors’ personal liability to the corporation or its shareholders with respect to acts or omissions in the performance of their duties as director of the corporation, except for personal liability for (i) a breach of the directors’ duties of loyalty to the corporations or their shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit.

(b) Cross Medical Products, LLC, EBI Holdings, LLC, EBI Medical Systems, LLC, and Electro-Biology, LLC are each organized as limited liability companies under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreements of each of the Delaware limited liability companies provide for the indemnification to the fullest extent permitted by law of the Members, Managers or any officers, directors, shareholders, partners, employees, affiliates, representatives or agents of any of the foregoing, as well as any officer, employee, representative or agent of the limited liability company (individually, a “Covered Person”, and collectively, “Covered Persons”). Each Covered Person is indemnified against any claims, liabilities, expenses, judgments, settlements or other amounts arising in any proceedings, whether civil, criminal, administrative or investigative in which the Covered Person is involved by reason of its management of the affairs of the limited liability company or which relates to or arises out of the limited liability company or its property, business or affairs. A Covered Person is not entitled to indemnification for such claim if such Covered Person engaged in fraud, willful misconduct, bad faith or gross negligence or if such claim was initiated by such Covered Person (unless the claim was brought to enforce such Covered Person’s right to indemnification or authorized by the Board). The limited liability company must pay expenses incurred by such Covered Person in defending against any claim in advance of the disposition of the claim upon receipt by the limited liability of an undertaking of the Covered Person to repay any amounts advanced if it is ultimately determined that Covered Person is not entitled to indemnification.

Florida Registrants: Biomet 3i, LLC, Biomet Microfixation, LLC and Biomet Florida Services, LLC are each organized as limited liability companies under the laws of Florida.

Section 608.4229(1) of the Florida Limited Liability Company Act provides that a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608.426 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

Article VIII of the operating agreements of each of Biomet 3i, LLC, Biomet Microfixation, LLC and Biomet Florida Services, LLC provides for the limitation of personal liability of the managers and members thereof as follows:

To the fullest extent permitted by law, the Company shall indemnify and hold harmless each member and manager, and any officers, directors, shareholders, partners, employees, affiliates, representatives or agents thereof (“Covered Person”) from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 8.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Board. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 8.2.

Indiana Registrants:

(a) Biomet, Inc., Biomet Leasing Inc. and Biomet Manufacturing Corporation are each incorporated under the laws of Indiana.

Chapter 37 of the Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the wholly successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.

Chapter 37 of the Indiana Business Corporation Law also provides that a corporation may voluntarily undertake to provide for indemnification of its directors and, unless otherwise provided in the articles of incorporation, its officers, employees and agents against any and all liability and reasonable expense that may be incurred by them, arising out of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which they may become involved by reason of being or having been a director or officer if (i) such persons acted in good faith, (ii) such persons reasonably believed their actions, in the case of their actions in their official capacity with the corporation, to be in the best interests of the corporation and, in all other cases, to be at least not opposed to its best interests, and (iii) in any criminal action, such persons had reasonable cause to believe their conduct was lawful, or had no reasonable cause to believe that their conduct was unlawful. A corporation may advance or reimburse reasonable expenses incurred by persons entitled to indemnification, in advance of final disposition, if such persons furnish the corporation with a written affirmation of their good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met. Unless such persons have been successful in the defense of a proceeding, a corporation may not indemnify such persons unless authorized in the specific case after a determination has been made that indemnification of such persons is permissible in the circumstances because such persons met the standard of conduct set forth under the law.

The articles of incorporation and/or bylaws of all the Indiana corporate registrants indemnify any directors or officers made a party to a proceeding by reason of their position as director or officer against liability incurred by such persons in connection with the proceeding, except where the persons failed to meet the standard of conduct for indemnification specified by law. Such indemnification extends to the payment for or reimbursement of reasonable expenses incurred by the directors or officers in advance of final disposition of the proceeding. Such indemnification also extends, as a matter of right, to the payment of reasonable expenses incurred by directors or officers who are wholly successful, on the merits or otherwise, in defense of such proceeding.

(b) Biomet Biologics, LLC, Biomet Fair Lawn LLC, EBI, LLC, Biomet Orthopedics, LLC, Biomet Sports Medicine, LLC Biomet Trauma, LLC., Biomet U.S. Reconstruction, LLC and Implant Innovations Holdings, LLC are each organized as limited liability companies under the laws of Indiana.

Chapter 2 of the Indiana Business Flexibility Act provides that, subject to any standards and restrictions set forth in a company’s operating agreement, a limited liability company may indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, unless the action or failure to act for which indemnification is sought constitutes willful misconduct or recklessness.

The operating agreements of all the Indiana limited liability company registrants indemnify, to the fullest extent permitted by law, any member, manager, officer, director, employee or agent of the company, and any officer, director, shareholder, partner, employee, affiliate, representative or agent of any member or manager of the company, from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such persons may be involved, or threatened to be involved, as a party or otherwise, by reason of such persons’ management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs. Such indemnification shall not be allowed with respect to (i) any claim with respect to which such persons have engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any claim initiated by such persons unless such claim (A) was brought to enforce such persons’ rights to indemnification under the operating agreements or (B) was authorized or consented to by the Board of the company. Expenses incurred by such persons in defending any claim shall be paid by the company in advance of the final disposition of such claim upon receipt by the company of an undertaking by or on behalf of such persons to repay such amount if it shall be ultimately determined that such persons were not entitled to be indemnified by the company as authorized by the operating agreements.

Certain Other Arrangements

Biomet, Inc. maintains a directors’ and officers’ liability insurance policy that covers the directors, officers, managers and members of each of the registrants in amounts that Biomet, Inc. believes are customary in its industry, including for liabilities in connection with the registration, offering and sale of the notes.

In addition, pursuant to the Management Services Agreement entered into with certain affiliates of the Sponsors, the Company has agreed to customary exculpation and indemnification provisions for the benefit of the managers and their affiliates.

On January 11, 2010, the Company and LVB Acquisition, Inc. entered into an indemnification priority agreement with the Sponsors (or certain affiliates designated by the Sponsors) pursuant to which the Company and LVB Acquisition, Inc. clarified certain matters regarding the existing indemnification and advancement of expenses rights provided by the Company and LVB Acquisition, Inc. pursuant to their respective charters and the management services agreement described above. In particular, pursuant to the terms of the indemnification agreement, the Company acknowledged that as among the Company, LVB Acquisition, Inc. and the Sponsors and their respective affiliates, the obligation to indemnify or advance expenses to any director appointed by any of the Sponsors will be payable in the following priority: The Company will be the primary source of indemnification and advancement; LVB Acquisition, Inc. will be the secondary source of indemnification and advancement; and any obligation of a Sponsor-affiliated indemnitor to indemnify or advance expenses to such director will be tertiary to the Company’s and, then, LVB Acquisition, Inc. obligations. In the event that either the Company or LVB Acquisition, Inc. fails to indemnify or advance expenses to any such director in contravention of its obligations, and any Sponsor-affiliated indemnitor makes any indemnification payment or advancement of expenses to such director on account of such unpaid liability, such Sponsor-affiliated indemnitor will be subrogated to the rights of such director under any such Company or LVB Acquisition, Inc. indemnification agreement.

Item 15.	Recent Sales of Unregistered Securities.

Since September 1, 2009, the registrants have issued and sold the following securities without registration under the Securities Act.

On July 25, 2012, Biomet, Inc. sold $1,000,000,000 aggregate principal amount of 6.5% senior notes due 2020 to Goldman, Sachs & Co.; Barclays Capital Inc.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc.; Wells Fargo Securities, LLC; HSBC Securities (USA) Inc.; ING Financial Markets LLC; Natixis Securities Americas LLC; RBC Capital Markets, LLC; SMBC Nikko Capital Markets Limited; and UBS Securities LLC (collectively, the “Initial Purchasers”) for aggregate consideration of $982,500,000, representing an aggregate underwriting discount of $17,500,000 from the aggregate offering price of $1,000,000,000 at which the Initial Purchasers subsequently resold the notes to investors. The sale to the Initial Purchasers was made in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act. The Initial Purchasers resold the notes (i) to qualified institutional buyers in compliance with Rule 144A under the Securities Act and (ii) outside the United States to non-U.S. persons in offshore transactions in compliance with Regulation S under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities;

the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25 th day of September, 2012.

BIOMET, INC.

By:	/S/ DANIEL P. FLORIN
Daniel P. Florin
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jeffrey R. Binder	President (Principal Executive Officer) and Chief Executive Officer	September 25, 2012

* Daniel P. Florin	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* David McVeigh	Director	September 25, 2012

* Jonathan J. Coslet	Director	September 25, 2012

* Michael Dal Bello	Director	September 25, 2012

* Adrian Jones	Director	September 25, 2012

* Michael Michelson	Director	September 25, 2012

* Dane A. Miller, Ph.D.	Director	September 25, 2012

* Max C. Lin	Director	September 25, 2012

* Todd Sisitsky	Director	September 25, 2012

* Andrew Y. Rhee	Director	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biolectron, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOLECTRON, INC.

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Adam Johnson	President (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Bradley J. Tandy	Director and Secretary	September 25, 2012

* Jeffrey R. Binder	Director	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet 3i, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET 3i, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Margaret Anderson	President (Principal Executive Officer)	September 25, 2012

* Jeffrey R. Binder	Manager	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

* Edward G. Sabin	Chief Financial Officer (Principal Financial Officer)	September 25, 2012

* Michael T. Hodges	Manager and Treasurer (Principal Accounting Officer)	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Biologics, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET BIOLOGICS, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Joel Higgins	President (Principal Executive Officer)	September 25, 2012

* Jeffrey R. Binder	Manager	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

* Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Europe Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET EUROPE LTD.

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Renaat Vermeulen	Managing Director (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Director, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Bradley J. Tandy	Director and Secretary	September 25, 2012

* Jeffrey R. Binder	Director	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Fair Lawn LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET FAIR LAWN LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jeffrey R. Binder	President and Manager (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet International Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET INTERNATIONAL LTD.

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Wilber C. Boren, IV	President (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Bradley J. Tandy	Director and Secretary	September 25, 2012

* Jeffrey R. Binder	Director	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Leasing, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET LEASING, INC.

By:	/S/ BRADLEY J. TANDY
Bradley J. Tandy
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Bradley J. Tandy	Director and President (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Jody S. Gale	Secretary	September 25, 2012

* Jeffrey R. Binder	Director	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Manufacturing Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25thday of September, 2012.

BIOMET MANUFACTURING CORPORATION

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jon Serbousek	Group President (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Bradley J. Tandy	Director and Secretary	September 25, 2012

* Jeffrey R. Binder	Director	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Microfixation, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET MICROFIXATION, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Adam Johnson	President (Principal Executive Officer)	September 25, 2012

* Jeffrey R. Binder	Manager	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

* Gary Blackall	Vice President - Finance & Operations (Principal Financial Officer)	September 25, 2012

* Michael T. Hodges	Manager and Treasurer (Principal Accounting Officer)	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Orthopedics, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET ORTHOPEDICS, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Group President (Principal Executive Officer)	September 25, 2012
Jon Serbousek

*	Manager and Secretary	September 25, 2012
Bradley J. Tandy

* J. Pat Richardson	Vice President – Global Finance (Principal Financial Officer)	September 25, 2012

*	Manager and Treasurer (Principal Accounting Officer)	September 25, 2012
Michael T. Hodges

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Sports Medicine, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET SPORTS MEDICINE, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Manager and Secretary	September 25, 2012
Bradley J. Tandy

*	Manager	September 25, 2012
Jeffrey R. Binder

*	President (Principal Executive Officer)	September 25, 2012
David A. Nolan, Jr.

*	Manger and Treasurer (Principal Financial Officer and	September 25, 2012
Michael T. Hodges	Principal Accounting Officer)

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Cross Medical Products, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

CROSS MEDICAL PRODUCTS, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Manager	September 25, 2012
Jeffrey R. Binder

*	Manager and Secretary	September 25, 2012
Bradley J. Tandy

*	Manager and Treasurer (Principal Financial Officer and	September 25, 2012
Michael T. Hodges	Principal Accounting Officer)

*	General Manager (Principal Executive Officer)	September 25, 2012
Philip A. Mellinger

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, EBI Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

EBI HOLDINGS, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Manager	September 25, 2012
Jeffrey R. Binder

*	Manager	September 25, 2012
Bradley J. Tandy

*	President (Principal Executive Officer)	September 25, 2012
Adam Johnson

*	Manager and Treasurer (Principal Financial Officer and	September 25, 2012
Michael T. Hodges	Principal Accounting Officer)

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, EBI, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25 th day of September, 2012.

EBI, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Manager	September 25, 2012
Jeffrey R. Binder

*	Manager and Secretary	September 25, 2012
Bradley J. Tandy

*	Manager and Treasurer (Principal Financial Officer and	September 25, 2012
Michael T. Hodges	Principal Accounting Officer)

*	President (Principal Executive Officer)	September 25, 2012
Adam Johnson

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, EBI Medical Systems, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

EBI MEDICAL SYSTEMS, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jeffrey R. Binder	Manager	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

* Adam Johnson	President (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Electro-Biology, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

ELECTRO-BIOLOGY, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jeffrey R. Binder	Manager	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

* Adam Johnson	President (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES
Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Florida Services, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET FLORIDA SERVICES, LLC

By:	/S MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Adam Johnson	President (Principal Executive Officer)	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

* Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Jeffrey R. Binder	Manager	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Implant Innovations Holdings, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

IMPLANT INNOVATIONS HOLDINGS, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Margaret Anderson	President (Principal Executive Officer)	September 25, 2012

* Edward G. Sabin	Senior Vice President - Finance and Administration (Principal Financial Officer)	September 25, 2012

* Michael T. Hodges	Manager and Treasurer (Principal Accounting Officer)	September 25, 2012

* Jeffrey R. Binder	Manager	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Interpore Cross International, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

INTERPORE CROSS INTERNATIONAL, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Philip A. Mellinger	General Manager (Principal Executive Officer)	September 25, 2012

* Jeffrey R. Binder	Manager	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Interpore Spine Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

INTERPORE SPINE, LTD.

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Philip A. Mellinger	General Manager (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Daniel E. Williamson	Vice President	September 25, 2012

* Bradley J. Tandy	Director and Secretary	September 25, 2012

* Jeffrey R. Binder	Director	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kirschner Medical Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

KIRSCHNER MEDICAL CORPORATION

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Adam Johnson	President (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Bradley J. Tandy	Director and Secretary	September 25, 2012

* Jeffrey R. Binder	Director	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet Trauma, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET TRAUMA, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* David A. Nolan, Jr.	President (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Manager and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

* Jeffrey R. Binder	Manager	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Biomet U.S. Reconstruction, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 25th day of September, 2012.

BIOMET U.S. RECONSTRUCTION, LLC

By:	/S/ MICHAEL T. HODGES
Michael T. Hodges
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Jon Serbousek	President (Principal Executive Officer)	September 25, 2012

* Michael T. Hodges	Manager and Treasurer (Principal Accounting Officer)	September 25, 2012

* Bradley J. Tandy	Manager and Secretary	September 25, 2012

* Jeffrey R. Binder	Manager	September 25, 2012

* J. Pat Richardson	Vice President – Global Finance (Principal Financial Officer)	September 25, 2012

*	The undersigned, by signing his or her name hereto, does execute this Amendment No. 1 to Registration Statement on Form S-1 on behalf of the above-named officers and/or directors and/or managers of the registrant pursuant to the Power of Attorney executed by such officers and/or directors and/or managers on the signature pages to the Registration Statement previously filed on September 17, 2012.

/S/ MICHAEL T. HODGES Michael T. Hodges
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 18, 2006, amended and restated as of June 7, 2007, among Biomet, Inc., LVB Acquisition, LLC and LVB Acquisition Merger Sub, Inc., incorporated herein by reference to the Company’s Current Report on Form 8-K filed on June 7, 2007

3.1	Amended and Restated Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 25, 2007

3.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 25, 2007

3.3***	Amended and Restated Certificate of Incorporation of Biolectron, Inc.

3.4***	Bylaws of Biolectron, Inc.

3.5***	Articles of Organization of Biomet 3i, LLC

3.6***	Limited Liability Company Agreement of Biomet 3i, LLC

3.7***	Articles of Entity Conversion of Biomet Biologics, LLC

3.8***	Limited Liability Company Agreement of Biomet Biologics, LLC

3.9***	Articles of Incorporation of Biomet Europe Ltd. (f/k/a OEC Ltd., Inc.), as amended

3.10***	Amended and Restated Bylaws of Biomet Europe, Ltd. (f/k/a OEC Ltd., Inc.)

3.11***	Articles of Entity Conversion of Biomet Fair Lawn LLC

3.12***	Limited Liability Company Agreement of Biomet Fair Lawn LLC

3.13***	Certificate of Incorporation of Biomet International Ltd.

3.14***	Bylaws of Biomet International Ltd.

3.15***	Articles of Incorporation of Biomet Leasing, Inc.

3.16***	Bylaws of Biomet Leasing, Inc.

3.17***	Articles of Incorporation of Biomet Manufacturing Corporation

3.18***	Bylaws of Biomet Manufacturing Corporation

3.19***	Articles of Organization of Biomet Microfixation, LLC

3.20***	Limited Liability Company Agreement of Biomet Microfixation, LLC

3.21***	Articles of Entity Conversion of Biomet Orthopedics, LLC

3.22***	Limited Liability Company Agreement of Biomet Orthopedics, LLC

3.23***	Articles of Entity Conversion of Biomet Sports Medicine, LLC

3.24***	Limited Liability Company Agreement of Biomet Sports Medicine, LLC

3.25***	Certificate of Formation of Cross Medical Products, LLC

3.26***	Limited Liability Company Agreement of Cross Medical Products, LLC

3.27***	Certificate of Formation of EBI Holdings, LLC

3.28***	Limited Liability Company Agreement of EBI Holdings, LLC

3.29***	Articles of Entity Conversion of EBI, LLC

3.30***	Limited Liability Company Agreement of EBI, LLC

3.31***	Certificate of Formation of EBI Medical Systems, LLC

3.32***	Limited Liability Company Agreement of EBI Medical Systems, LLC

Exhibit No.	Exhibit

3.33***	Certificate of Formation of Electro-Biology, LLC

3.34***	Limited Liability Company Agreement of Electro-Biology, LLC

3.35***	Articles of Organization of Biomet Florida Services, LLC

3.36***	Limited Liability Company Agreement of Biomet Florida Services, LLC

3.37***	Articles of Entity Conversion of Implant Innovations Holdings, LLC

3.38***	Limited Liability Company Agreement of Implant Innovations Holdings, LLC

3.39***	Articles of Organization—Conversion of Interpore Cross International, LLC

3.40***	Limited Liability Company Agreement of Interpore Cross International, LLC

3.41***	Amended and Restated Certificate of Incorporation of Interpore Spine Ltd. (f/k/a Interpore International, Inc.)

3.42***	Amended and Restated Bylaws of Interpore Spine, Ltd. (f/k/a Interpore International, Inc.)

3.43***	Certificate of Incorporation of Kirschner Medical Corporation (f/k/a Effner Biomet Corp., f/k/a Kirschner Acquisition Corp.), as amended

3.44***	Bylaws of Kirschner Medical Corporation

3.45#	Limited Liability Company Agreement of Biomet Trauma, LLC

3.46#	Certificate of Formation of Biomet Trauma, LLC

3.47#	Limited Liability Company Agreement of Biomet U.S. Reconstruction, LLC

3.48#	Certificate of Formation of Biomet U.S. Reconstruction, LLC

4.1***	Senior Notes Indenture, dated as of September 25, 2007, among LVB Acquisition Merger Sub, Inc., Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee

4.1.1***	First Supplemental Senior Notes Indenture, dated as of October 16, 2007, among Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee

4.1.2	Form of 10% Senior Notes due 2017 (included in Exhibit 4.1)

4.2***	Senior Subordinated Notes Indenture, dated as of September 25, 2007, among LVB Acquisition Merger Sub, Inc., Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee

4.2.1***	First Supplemental Senior Subordinated Notes Indenture, dated as of October 16, 2007, among Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee

4.2.2	Form of 11 5/8% Senior Subordinated Notes due 2017 (included in Exhibit 4.2)

4.3***	Registration Rights Agreement, dated as of September 25, 2007, among LVB Acquisition Merger Sub, Inc., Biomet, Inc., the Guarantors listed therein, and Banc of America Securities LLC, Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and Bear, Stearns & Co. Inc.

4.5	Senior Notes Indenture, dated as of August 8, 2012, among Biomet, Inc., the Guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, incorporated herein by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed on August 20, 2012

4.5.1	Form of Regulation S Global Note, representing up to $1,000,000,000, 6.500% Senior Notes due 2020, incorporated herein by reference to Exhibit 4.5.1 to the Company’s Annual Report on Form 10-K filed on August 20, 2012

4.5.2	Form of Rule 144A Global Note, Certificate No. A-1, representing up to $1,000,000,000, 6.500% Senior Notes due 2020, incorporated herein by reference to Exhibit 4.5.2 to the Company’s Annual Report on Form 10-K filed on August 20, 2012

4.5.3	Form of Rule 144A Global Note, Certificate No. A-2, representing up to $1,000,000,000, 6.500% Senior Notes due 2020, incorporated herein by reference to Exhibit 4.5.3 to the Company’s Annual Report on Form 10-K filed on August 20, 2012

Exhibit No.	Exhibit

4.6	Registration Rights Agreement, dated as of August 8, 2012, among Biomet, Inc., the Guarantors listed therein, and Goldman, Sachs & Co., Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Natixis Securities Americas LLC, RBC Capital Markets, LLC, SMBC Nikko Capital Markets Limited, and UBS Securities LLC, incorporated herein by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed on August 20, 2012

5.1**	Opinion of Cleary Gottlieb Steen & Hamilton LLP

5.2**	Opinion of Kirkland & Ellis LLP

5.3**	Opinion of Taft Stettinius & Hollister LLP

5.4**	Opinion of Edwards Angell Palmer & Dodge LLP

5.5*	Opinion of Cleary Gottlieb Steen & Hamilton LLP with respect to the Additional Subsidiary Guarantors

5.6*	Opinion of Ice Miller LLP with respect to the Additional Subsidiary Guarantors

10.1***	Credit Agreement, dated as of September 25, 2007, among Biomet, Inc., LVB Acquisition, Inc., Bank of America, N.A. and the Other Lenders party thereto

10.1.1***	Guaranty (Cash Flow), dated as of September 25, 2007, among LVB Acquisition, Inc., Certain Subsidiaries of Biomet, Inc. identified therein, and Bank of America, N.A.

10.1.2***	Pledge and Security Agreement (Cash Flow), dated as of September 25, 2007, among Biomet, Inc., LVB Acquisition, Inc., Certain Subsidiaries of Biomet, Inc. identified therein, and Bank of America, N.A.

10.1.3***	Intercreditor Agreement, dated as of September 25, 2007, by and among Bank of America, N.A., as ABL Collateral Agent, and Bank of America, N.A., as CF Collateral Agent

10.1.4***	Patent Security Agreement, dated as of September 25, 2007, among LVB Acquisition, Inc., Biomet, Inc., Certain Subsidiaries of Biomet, Inc. and Bank of America, N.A.

10.1.5***	Trademark Security Agreement, dated as of September 25, 2007, among LVB Acquisition, Inc., Biomet, Inc., Certain Subsidiaries of Biomet, Inc. and Bank of America, N.A.

10.2***	Credit Agreement, dated as of September 25, 2007, among Biomet, Inc., the Several Subsidiary Borrowers Party thereto, LVB Acquisition, Inc., Bank of America, N.A. and the Other Lenders Party thereto

10.2.1***	Guaranty (ABL), dated as of September 25, 2007 between LVB Acquisition, Inc. and Bank of America, N.A.

10.2.2***	Pledge and Security Agreement (ABL), dated as of September 25, 2007 among Biomet, Inc., LVB Acquisition, Inc., Certain Subsidiaries of Biomet, Inc. identified therein and Bank of America, N.A.

10.3***	Corporate Integrity Agreement, dated as of September 27, 2007, by and between the Office of Inspector General of the Department of Health and Human Services and Biomet, Inc.

10.3.1***	Settlement Agreement, dated as of September 27, 2007, by and between Biomet, Inc. and the Office of Inspector General of the Department of Health and Human Services

10.4†	Biomet, Inc. Deferred Compensation Plan (Post-409A Plan), incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on January 14, 2009

10.5†	LVB Acquisition Management Stockholders’ Agreement for Senior Executives, dated as of September 13, 2007, by and among LVB Acquisition, Inc. and the stockholders party thereto, incorporated herein by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed on August 12, 2011.

10.5.1†	LVB Acquisition Management Stockholders’ Agreement, dated as of November 6, 2007, by and among LVB Acquisition, Inc. and the stockholders party thereto, incorporated herein by reference to Exhibit 10.5.1 to the Company’s Annual Report on Form 10-K filed on August 12, 2011

10.6	Governance Acknowledgement, dated as of September 25, 2007, by and between LVB Acquisition Holding, LLC, LVB Acquisition, Inc. and Biomet, Inc., incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed on August 25, 2010

10.7	Amended and Restated Registration Rights Agreement, dated as of September 27, 2007, by and among LVB Acquisition Holding, LLC, LVB Acquisition, Inc., Biomet, Inc. and the stockholders party thereto, incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed on August 25, 2010

Exhibit No.	Exhibit

10.7.1	Indemnification Priority Agreement, dated as of January 11, 2010, among the Company, LVB Acquisition, Inc., The Blackstone Group, L.P., The Goldman Sachs Group, Inc., Kohlberg Kravis Roberts & Co., L.P. and TPC Capital, L.P. incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on January 14, 2010

10.8†***	LVB Acquisition, Inc. 2007 Management Equity Incentive Plan

10.9†	Biomet, Inc. Executive Annual Cash Incentive Plan, effective June 1, 2008, filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed on August 28, 2008 and incorporated herein by reference.

10.10.1†	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Jeffrey R. Binder, incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on January 14, 2009.

10.11†	Employment Agreement, dated as of February 28, 2008, by and among Biomet, Inc. and Daniel P. Florin, filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed on August 28, 2008 and incorporated herein by reference.

10.11.1†	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Daniel P. Florin, filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q on January 14, 2009 and incorporated herein by reference.

10.14†	Employment Agreement, dated as of March 3, 2008, by and between Biomet, Inc. and Jon Serbousek, filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on August 21, 2009 and incorporated herein by reference.

10.14.1†	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Jon Serbousek, filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed on August 21, 2009 and incorporated herein by reference.

10.15†	Employment Agreement, dated as of February 28, 2008, by and between Biomet, Inc. and Brad Tandy filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference.

10.15.1†	First Amendment to Employment Agreement, dated as of December 31, 2008, by and between Biomet, Inc. and Bradley J. Tandy filed as Exhibit 10.15.1 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference.

10.16†	Consulting Agreement dated as of January 14, 2010 between Company and Dane A. Miller, Ph. D., filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on January 14, 2010 and incorporated herein by reference.

10.16.1†	First Amendment to Consulting Agreement, dated September 6, 2011 between the Company and Dane A. Miller, Ph. D filed as Exhibit 10.16.1 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference.

10.17	Indemnification Priority Agreement, dated as of January 11, 2010, among the Company, LVB Acquisition, Inc., The Blackstone Group, L.P., The Goldman Sachs Group, Inc., Kohlberg Kravis Roberts & Co., L.P. and TPG Capital, L.P. filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on January 14, 2010 and incorporated herein by reference.

10.18†	Employment Agreement, dated September 2, 2008, by and between Biomet, Inc. and Robin T. Barney filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference.

10.18.1†	First Amendment to Employment Agreement, dated December 31, 2008, by and between Biomet, Inc. and Robin T. Barney filed as Exhibit 10.18.1 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference.

10.20†	LVB Acquisition, Inc. Restricted Stock Unit Plan, filed as Exhibit 10.1 to the Company’s Form 8-K filed on February 15, 2011 and incorporated herein by reference.

10.20.1†	LVB Acquisition, Inc. Form Restricted Stock Unit Grant Agreement, filed as Exhibit 10.2 to the Company’s Form 8-K filed on February 15, 2011 and incorporated herein by reference.

10.22	Asset Purchase Agreement, dated April 2, 2012, between Biomet, Inc. and DePuy Orthopaedics, Inc., filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 5, 2012 and incorporated herein by reference.

Exhibit No.	Exhibit

10.22.1	Amendment No. 1 dated June 1, 2012, between DePuy Orthopaedics, Inc. and Biomet, Inc., to the Asset Purchase Agreement, dated as of April 2, 2012, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on June 5, 2012 and incorporated herein by reference.

10.23†	LVB Acquisition, Inc. 2012 Restricted Stock Unit Plan dated July 31, 2012 filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference.

10.23.1†	LVB Acquisition, Inc. 2012 Form Restricted Stock Unit Grant Agreement, filed as Exhibit (d)(2) to the Company’s Schedule TO on July 2, 2012 and incorporated herein by reference.

10.24†	Form of Management Equity Incentive Plan Stock Option Grant Agreement, filed as Exhibit (d)(3) to the Company’s Schedule TO on July 2, 2012 and incorporated herein by reference.

10.25	Amendment and Restatement Agreement dated as of August 2, 2012, among Biomet, Inc., LVB Acquisition, Inc., Bank of America, N.A., and each of the other lenders party thereto, filed as Exhibit 10.1 to the Company’s Current Report on form 8-K on August 6, 2012 and incorporated herein by reference.

10.26†	Management Services Agreement dated September 25, 2007, by and among LVB Acquisition Merger Sub, Inc., LVB Acquisition Holding, LLC, LVB Acquisition, Inc., Blackstone Management Partners V L.L.C., Goldman, Sachs & Co., Kohlberg Kravis Roberts & Co. L.P. and TPG Capital, L.P filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed on August 20, 2012 and incorporated herein by reference.

10.27†	Biomet, Inc. Executive Annual Cash Incentive Plan, incorporated herein by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed on August 28, 2008

21.1#	Subsidiaries of Biomet, Inc.

23.1#	Consent of Deloitte & Touche LLP

23.2**	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in the opinion filed as Exhibit 5.1)

23.3**	Consent of Kirkland & Ellis LLP (included in the opinion filed as Exhibit 5.2)

23.4**	Consent of Taft Stettinius & Hollister LLP (included in the opinion filed as Exhibit 5.3)

23.5**	Consent of Edwards Angell Palmer & Dodge LLP (included in the opinion filed as Exhibit 5.4)

23.6*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in the opinion filed as Exhibit 5.5)

23.7*	Consent of Ice Miller LLP (included in the opinion filed as Exhibit 5.6)

25.1***	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee with respect to the Indenture governing the 10% Senior Notes due 2017

25.2***	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee with respect to the Indenture governing the 115/8% Senior Subordinated Notes due 2017

#	Previously filed
*	Filed herewith
**	Incorporated by reference to the Registration Statement on Form S-1 of Biomet, Inc filed on May 6, 2008.
***	Incorporated by reference to the Registration Statement on Form S-4 of Biomet, Inc. filed on May 6, 2008
†	Management contract or compensatory plan or arrangement